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EXHIBIT 3.1
                 BYLAWS OF SAN DIEGO GAS & ELECTRIC COMPANY
                 ------------------------------------------

                      RESTATED AS OF DECEMBER 20, 1993


                                ARTICLE ONE
                                -----------
                            Corporate Management
                            --------------------

          The business and affairs of the corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors ("the Board"), subject to the Articles of Incorporation and the California Corporations Code.

                                 ARTICLE TWO
                                 -----------
                                  Officers
                                  --------

          Section 1. DESIGNATION. The officers of the corporation shall consist of a Chairman of the Board ("Chairman") or a President, or both, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers as the Board may from time to time elect. Any two or more of such offices may be held by the same person.

          Section 2. TERM. The officers shall be elected by the Board as soon as possible after the annual meeting of the Shareholders, and shall hold office for one year or until their successors are duly elected. Any officers may be removed from office at any time, with or without cause, by the vote of a majority of the authorized number of Directors. The Board may fill vacancies or elect new officers at any time.

          Section 3. CHAIRMAN. The Chairman shall preside over meetings of the Shareholders and of the Board, make a full report to each Shareholders' annual meeting covering the next preceding fiscal year, and perform all other duties designated by the Board.

          Section 4. THE PRESIDENT. The President shall have the general management and direction of the affairs of the corporation, subject to the control of the Board. In the absence or disability of the Chairman, the President shall perform the duties and exercise the powers of the Chairman.
          Section 5. VICE PRESIDENTS. The Vice Presidents, one of whom shall be the chief financial officer, shall have such duties as the President or the Board shall designate.

          Section 6. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible for the issuance of securities and the management of the corporation's cash, receivables and temporary investments.



          Section 7. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall attend all meetings of the Shareholders and the Board, keep a true and accurate record of the proceedings of all such meetings and attest the same by his or her signature, have charge of all books, documents and papers which appertain to the office, have custody of the corporate seal and affix it to all papers and documents requiring sealing, give all notices of meetings, have the custody of the books of stock certificates and transfers, issue all stock certificates, and perform all other duties usually appertaining to the office and all duties designated by the bylaws, the President or the Board. In the absence of the Secretary, any Assistant Secretary may perform the duties and shall have the powers of the Secretary.

          Section 8. TREASURER AND ASSISTANT TREASURER. The Treasurer shall perform all duties usually appertaining to the office and all duties designated by the President or the Board. In the absence of the Treasurer, any Assistant Treasurer may perform the duties and shall have all the powers of the Treasurer.

          Section 9. CONTROLLER AND ASSISTANT CONTROLLER. The Controller shall be responsible for establishing financial control policies for the corporation, shall be its principal accounting officer, and shall perform all duties usually appertaining to the office and all duties designated by the President or the Board. In the absence of the Controller, any Assistant Controller may perform the duties and shall have all the powers of the Controller.

          Section 10. CHIEF EXECUTIVE OFFICER. Either the Chairman or the President shall be the chief executive officer.

          Section 11. CHIEF OPERATING OFFICER. Either the President or any Vice President shall be the chief operating officer.

                                ARTICLE THREE
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                                  Directors
                                  ---------

          Section 1. NUMBER. The authorized number of Directors shall be from a minimum of seven to a maximum of thirteen, unless changed by the vote or written consent of holders of a majority of outstanding shares entitled to vote. The Board of Directors shall fix by resolution the number of Directors comprising the Board within the stated minimum and maximum number at its discretion and without Shareholder approval.

          Section 2. ELECTION. A Board shall be elected at each annual meeting of the Shareholders, at any adjournment thereof, or at any special meeting of the Shareholders called for that purpose. The Directors shall hold office for one year or until their successors are duly elected. Any candidate nominated by management for election to the Board shall be so nominated without regard to his or her sex, race, color or creed.

          Section 3. VACANCIES. Vacancies in the Board may be filled by a majority of the remaining Directors, though less than a quorum, and each Director so elected shall hold office for the unexpired term and until his or her successor is elected.

          Section 4. COMPENSATION. Members of the Board shall receive such compensation as the Board may from time to time determine.

          Section 5. REGULAR MEETINGS. The regular meetings of the Board shall be held immediately after each annual meeting of the Shareholders in April, and on the fourth Monday of each other month, at 1:00 p.m. at the principal office of the corporation in San Diego, California. If any such date is a legal holiday, the meeting shall be held on the next day which is not a holiday. The Board may cancel, or designate a different date, time or place for any regular meeting.

          Section 6. SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chairman, the President or any two Directors.

          Section 7. NOTICE OF MEETINGS. Written notice shall be given to each Director of the date, time and place of each regular meeting and each special meeting of the Board. If given by mail, such notice shall be mailed to each Director at least four days before the date of such meeting, or such notice may be given to each Director personally or by telegram at least 48 hours before the time of such meeting. Every notice of special meeting shall state the purpose for which such meeting is called. Notice of a meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

          Section 8. QUORUM. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, and every act or decision of a majority of the Directors present at a meeting at which a quorum is present shall be valid as the act of the Board, provided that a meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of Directors present at any meeting, in the absence of a quorum, may adjourn to another time.

          Section 9. ACTION UPON CONSENT. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action.

          Section 10. TELEPHONIC PARTICIPATION. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in the meeting can hear one another. Such participation constitutes presence in person at the meeting.

          Section 11. DIRECTORS EMERITUS. The Board may from time to time elect one or more Directors Emeritus. Each Director Emeritus shall have the privilege of attending meetings of the Board, upon invitation of the Chairman or the President. No Director Emeritus shall be entitled to vote on any business coming before the Board or be counted as a member of the Board for any purpose whatsoever.

                                  ARTICLE FOUR
                                  ------------

                                   Committees
                                   ----------

          Section 1. EXECUTIVE COMMITTEE. The Board shall appoint an Executive Committee. The Chairman shall be ex officio the Chairman thereof, unless the Board shall appoint another member as Chairman. The Executive Committee shall be composed of members of the Board, and shall at all times be subject to its control. The Executive Committee shall have all the authority of the Board, except with respect to:

          (a) The approval of any action which also requires Shareholders' approval.

          (b)  The filling of vacancies on the Board or on any committee.

          (c) The fixing of compensation of the Directors for serving on the Board or on any committee.

          (d) The amendment or repeal of bylaws or the adoption of new bylaws.

          (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

          (f)  A distribution to the Shareholders.

          (g) The appointment of other committees of the Board or the members thereof.

          Section 2. AUDIT COMMITTEE. The Board shall appoint an Audit Committee comprised solely of Directors who are neither officers nor employees of the corporation and who are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as committee members. The Audit Committee shall review and make recommendations to the Board with respect to:

          (a) The engagement of an independent accounting firm to audit the corporation's financial statements and the terms of such engagement.

          (b) The policies and procedures for maintaining the corporation's books and records and for furnishing appropriate information to the independent auditor.

          (c) The evaluation and implementation of any recommendations made by the independent auditor.

          (d) The adequacy of the corporation's internal audit controls and related personnel.

          (e) Such other matters relating to the corporation's financial affairs and accounts as the Committee deems desirable.

          Section 3. OTHER COMMITTEES. The Board may appoint such other committees of its members as it shall deem desirable, and, within the limitations specified for the Executive Committee, may vest such committees with such powers and authorities as it shall see fit, and all such committees shall at all times be subject to its control.

          Section 4. NOTICE OF MEETINGS. Notice of each meeting of any committee of the Board shall be given to each member of such committee, and the giving of such notice shall be subject to the same requirements as the giving of notice of meetings of the Board, unless the Board shall establish different requirements for the giving of notice of committee meetings.

          Section 5. CONDUCT OF MEETINGS. The provisions of these bylaws with respect to the conduct of meetings of the Board shall govern the conduct of committee meetings. Written minutes shall be kept of all committee meetings.

                                 ARTICLE FIVE
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                              Shareholder Meetings
                              --------------------

          Section 1. ANNUAL MEETING. The annual meeting of the Shareholders shall be held at 11:00 a.m. on the fourth Tuesday in April in each year or on a date and at a time determined to be appropriate by the Board of Directors. If such day is a legal holiday, the meeting shall be held on the next day which is not a holiday.

          Section 2. SPECIAL MEETINGS. Special meetings of the Shareholders for any purpose whatsoever may be called at any time by the Chairman, the President, or the Board, or by one or more Shareholders holding not less than one-tenth of the voting power of the corporation.

          Section 3. PLACE OF MEETINGS. All meetings of the Shareholders shall be held at the principal office of the corporation in San Diego, California, or at such other locations as may be designated by the Board.

          Section 4. NOTICE OF MEETINGS. Written notice shall be given to each Shareholder entitled to vote of the date, time, place and general purpose of each meeting of Shareholders. Notice may be given personally, or by mail, or by telegram, charges prepaid, to the Shareholder's address appearing on the books of the corporation. If a Shareholder supplies no address to the corporation, notice shall be deemed to be given if mailed to the place where the principal office of the corporation is situated, or published at least once in some newspaper of general circulation in the county of said principal office. Notice of any meeting shall be sent to each Shareholder entitled thereto not less than 10 or more than 60 days before such meeting.

          Section 5. VOTING. The Board may fix a time in the future not less than 10 or more than 60 days preceding the date of any meeting of Shareholders, or not more than 60 days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case only Shareholders of record at the close of business on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board may close the books of the corporation against any transfer of shares during the whole or any part of such period.

          Section 6. QUORUM. At any Shareholders' meeting a majority of the shares entitled to vote must be represented in order to constitute a quorum for the transaction of business, but a majority of the shares present, or represented by proxy, though less than a quorum, may adjourn the meeting to some other date, and from day to day or from time to time thereafter until a quorum is present.

          Section 7. ELIMINATION OF CUMULATIVE VOTING. No holder of any class of stock of the corporation shall be entitled to cumulate votes at any election of Directors of the corporation.

                                ARTICLE SIX
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                           Certificate of Shares
                           ---------------------

          Section 1. FORM. The Certificates of Shares of the corporation shall state the name of the registered holder of the shares represented thereby, and shall be signed by the Chairman or the President or a Vice President, and by the Secretary or an Assistant Secretary. Any such signature may be by facsimile thereof.

          Section 2. SURRENDER. Upon a surrender to the Secretary, or to a transfer agent or transfer clerk of the corporation, of a certificate or shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the party entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 3. RIGHT OF TRANSFER. When a transfer of shares on the books is requested, and there is a reasonable doubt as to the rights of the persons seeking such transfer, the corporation, or its transfer agent or transfer clerk, before entering the transfer of the shares on its books or issuing any certificate therefor, may require from such person reasonable proof of his or her rights, and, if there remains a reasonable doubt in respect thereto, may refuse a transfer unless such person shall give adequate security or a bond of indemnity executed by a corporate surety, or by two individual sureties, satisfactory to the corporation as to form, amount and responsibility of sureties.

          Section 4. CONFLICTING CLAIMS. The corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of California.

          Section 5. LOSS, THEFT AND DESTRUCTION. In the case of the alleged loss, theft or destruction of any certificate of shares, another may be issued in its place as follows: (1) the owner of the lost, stolen or destroyed certificate shall file with the transfer agent of the corporation a duly executed Affidavit or Loss and Indemnity Agreement and Certificate of Coverage, accompanied by a check representing the cost of the bond as outlined in any blanket lost securities and avoid administration bond previously approved by the Directors of the corporation and executed by a surety company satisfactory to them, which bond shall indemnify the corporation, its transfer agents and registrars; or (2) the Board may, in its discretion, authorize the issuance of a new certificate to replace a lost, stolen or destroyed certificate on such other terms and conditions as it may determine to be reasonable.

                                ARTICLE SEVEN
                                -------------

                  Indemnification of Agents of the Corporation
                  --------------------------------------------

          Section 1: DEFINITIONS. For the purposes of this Article Seven, "agent" means any person who (i) is or was a director, officer, employee or other agent of the Corporation, (ii) is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or (iii) was a director, officer, employee or agent of a foreign or domestic Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor Corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Sections 4 or 5(c) of this Article Seven.

          Section 2: INDEMNIFICATION FOR THIRD PARTY ACTIONS. The Corporation shall have the power to indemnify any person who is or was a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

          Section 3: INDEMNIFICATION FOR DERIVATIVE ACTIONS. The Corporation shall have the power to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and its shareholders. No Indemnification shall be made under this Section 3:

          (a) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person's duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; or

          (b) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

          (c) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

          Section 4: SUCCESSFUL DEFENSE. Notwithstanding any other provision of this Article, to the extent that an agent of the Corporation has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding or action without admission of liability) in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

          Section 5:  DISCRETIONARY INDEMNIFICATION.  Except as provided in
Section 4 of this Article Seven, any indemnification under Section 3 thereof shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 3, by:

          (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

          (b) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

          (c) Approval by the affirmative vote of a majority of the shares of this Corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of holders of a majority of the outstanding shares which would be entitled to vote at such meeting and, for such purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote; or

          (d) The court in which such proceeding is or was pending, upon application made by the Corporation, the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by said agent, attorney or other person is opposed by the Corporation.

          Section 6: ADVANCEMENT OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article Seven.
          Section 7: RESTRICTION ON INDEMNIFICATION. No indemnification or advance shall be made under this Article Seven, except as provided in Sections 4 and 6 thereof, in any circumstance where it appears:

          (a) That it would be inconsistent with a provision of the Restated Articles of Incorporation of the Corporation, its bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or
          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

          Section 8: NON-EXCLUSIVE. In the absence of any other basis for indemnification of an agent, the Corporation can indemnify such agent pursuant to this Article Seven. The indemnification provided by this Article Seven shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnification under this Article Seven shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Section 8 shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

          Section 9: EXPENSES AS A WITNESS. To the extent that any agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

          Section 10: INSURANCE. The Board may purchase and maintain directors and officers liability insurance, at its expense, to protect itself and any director, officer or other named or specified agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against such expense, liability or loss under the provisions of this Article Seven or under California Law.

          Section 11: SEPARABILITY. Each and every paragraph, sentence, term and provision of this Article Seven is separate and distinct so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law. If this Article Seven or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless have the power to indemnify each director, officer, employee, or other agent against expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and including an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article Seven that shall not have been invalidated or by any other applicable law.

          Section 12: AGREEMENTS. Upon, and in the event of, a determination of the Board to do so, the Corporation is authorized to enter into indemnification agreements with some or all of its directors, officers, employees and other agents providing for indemnification to the fullest extent permissible under California law and the Corporation's Restated Articles of Incorporation.

          Section 13: RETROACTIVE APPEAL. In the event this Article Seven is repealed or modified so as to reduce the protection afforded herein, the indemnification provided by this Article shall remain in full force and effect with respect to any act or omission occurring prior to such repeal or modification.

                                ARTICLE EIGHT
                                -------------
                                 Obligations
                                 -----------

          All obligations of the corporation, including promissory notes, checks, drafts, bills of exchange, and contracts of every kind, and evidences of indebtedness issued in the name of, or payable to, or executed on behalf of the corporation, shall be signed or endorsed by such officer or officers, or agent or agents, of the corporation and in such manner as, from time to time, shall be determined by the Board.

                               ARTICLE NINE
                               ------------
                              Corporate Seal
                              --------------

          The corporate seal shall set forth the name of the corporation, state, and date of incorporation.

                                ARTICLE TEN
                                -----------
                                Amendments
                                ----------

          These bylaws may be adopted, amended, or repealed by the vote of Shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such Shareholders. Subject to such right of Shareholders, these bylaws, other than a bylaw or amendment thereof changing the authorized number of Directors, may be adopted, amended or repealed by the Board.

                               ARTICLE ELEVEN
                               --------------
                           Availability of Bylaws
                           ----------------------

           A current copy of these bylaws shall be mailed or otherwise furnished to any Shareholder of record within five days after receipt of a request therefor.